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EXHIBIT 11.1

                                    SBE, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     YEARS ENDED OCTOBER 31
                                                            2000              1999             1998
                                                            ----              ----             ----
BASIC EARNINGS PER SHARE:

Net income (loss)                                    $          3,970    $        (254)   $          184

Weighted average number of common
shares outstanding during the year                              3,208            3,097             2,755
                                                     ---------------------------------------------------

Number of shares for computation of
earnings per share                                              3,208            3,097             2,755
                                                     ===================================================

Basic earnings (loss) per share                                 $1.24           $(0.08)            $0.07
                                                     ===================================================


DILUTED EARNINGS PER SHARE:

Weighted average number of common
shares outstanding during the year                              3,208            3,097             2,755

Assumed issuance of stock under the
employee and non-employee stock
option plans                                                      606              ---               302
                                                     ---------------------------------------------------

Number of shares for computation of
earnings per share                                              3,814            3,097             3,057
                                                     ===================================================

Diluted earnings per share                                      $1.04           $(0.08)            $0.06
                                                     ===================================================
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